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                                                                   Exhibit 10.10

                            CONSULTANT AGREEMENT OF
                              RAYMOND J. HANSELL


         This Agreement, made this 14th day of August, 1998, by and between RMH Teleservices, Inc. (the "Company") and Raymond J. Hansell, residing at 506 Chaumont Drive, Villanova, Pennsylvania 19085 ("Consultant").

         In recognition of Consultant's long term services for the Company, including as one of its founders and one of its principal officers, and his unique knowledge of the Company and the industry, Company wishes to engage Consultant and Consultant wishes to be engaged as a consultant of the Company on the terms and conditions contained in this Agreement.

         Now, therefore, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Consultant agree as follows:

         1.    Employment Agreements. The Employment Agreement between Raymond
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J. Hansell and the Company dated May 26, 1996 shall be terminated on the date provided in paragraph 3 below, and as of such date, neither the Company nor Mr. Hansell shall have any further obligations under such agreement.

         2.    Consultant Status. The Company hereby agrees to engage Consultant
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to provide such consultation services to the Company, from time to time, as are hereinafter defined:

               (a) Consultant shall perform part-time advisory and consultative services for the Company, at such times and at such places as the Company and Consultant from time to time agree.
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               (b)   Consultant's services will primarily be performed by
telephone, and Consultant will not be required to devote a major or substantial part of Consultant's time to such services.

               (c) Consultant shall not be required to render any such services during vacation periods or during periods of illness or other incapacity.

               (d) At no time shall Consultant be asked to perform any management duties, nor to participate in the day-to-day administration of the Company.

               (e) Such services shall not interfere with the ability of Consultant to engage in outside employment or other activities which are not inconsistent with the terms of this Agreement.

          3.   Term. This agreement shall commence on the date on which the
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Company's new CEO begins work for the Company and end on May 31, 1999.

          4.   Compensation. For all of the services rendered by Consultant to
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the Company, Consultant shall receive base compensation at the gross annual rate of One Hundred and Four Thousand, Two Hundred and Thirty-Nine Dollars
($104,239), which is 50% of the gross annual rate of Base Compensation to which he was entitled when employed by the Company as of the date hereof, payable in installments in accordance with Company's regular payroll practices in place from time to time, provided that there shall be no payroll tax or other such withholding, unless required by law.

          5.   Fringe Benefits. From the date hereof until the date of the
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termination of the Consultant's services to the Company hereunder, Consultant shall be entitled to participate in any health, life, accident or disability insurance, sick leave or other benefit plans or programs

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made available to Consultant in connection with his prior employment status with the Company, as of the date hereof, as long as such plans or programs are kept in force by the Company. In the event that the Consultant does not meet the eligibility requirements under the terms, conditions and restrictions of the respective plans and programs, the Company shall reimburse Consultant the amount that the Company would have paid Consultant for such benefit plans or programs, had Consultant been eligible.

          6.     Non-Compete, Trade Secrets, Etc. - From the date hereof until
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the later of two years after the termination of the Consultant's services to the
Company hereunder and May 24, 2002, (the "Restrictive Period"), Consultant shall not, directly or indirectly, render services for or be financially interested in any business operating within the United States or Canada which provides telemarketing services materially the same as the services the Company provides to third parties, or any other business activities which are materially the same and which are in direct competition with the Company for any of the Company's clients, customers or accounts during the past five years, or prospective clients or customers that were actively solicited by the Company during the past three years; provided however, nothing contained in this Section 6 shall prevent Consultant from holding for investment less than 5% of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or any national market system. Additionally, during the Restrictive Period, Consultant shall not, directly or indirectly, induce or attempt to influence any employee, customer, independent contractor or supplier of the Company to terminate employment or any other relationship with the Company, and, without the Company's consent, Consultant shall not employ any employee of the Company. Consultant shall not use for his own personal benefit or


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disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm or company other than the Company, any confidential information of the Company for a period beginning on the date of this Agreement and ending on a date which is the later of five years after the termination of Consultant's services under this Agreement and May 31, 2004. At the termination of the Consultant's services under this Agreement, Consultant shall return to Company or destroy all copies of confidential information in any medium, including computer tapes and other forms of data storage, except Consultant may retain records relevant to the filings of Consultant's personal income taxes and business records of the Company relevant to Consultant's discharge of Consultant's duties as a director of the Company or other legitimate noncompetitive business purpose. Any and all writings, inventions, improvements, processes, procedures and/or techniques which Consultant may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time when Consultant was an employee of the Company, which relate to or are useful in connection with the Company's business or with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company.

          7. In the event of a change in control of the Company, then Consultant shall immediately be paid the balance of the compensation due hereunder through May 31, 1999, and this Agreement shall immediately terminate, provided that the provisions of paragraph 6 above shall survive for the periods specified therein. However, in the event that such payment would prevent the ability of the companies involved in such change of control to use the pooling method of accounting or other desirable tax or accounting treatment, then such lump sum


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payment shall not be made so long as the Company, or any successor entity, agrees to assume all of the payment obligations of the Company hereunder.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in Bryn Mawr, Pennsylvania as of the date first above written.


                                           RMH TELESERVICES, INC.


                                           By: /s/ William A. Rosoff
                                              -----------------------------
                                                Name: William A. Rosoff
                                                Title: Chairman of the Board


                                           RAYMOND J. HANSELL, Consultant


                                            /s/ Raymond J. Hansell, Consultant
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